UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): June 29, 2018

ALGAE RESOURCE HOLDINGS INC

(Exact Name of Registrant as Specified in Charter)

Nevada	333-199029	98-1190597
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +852 2989 0251 Fax: +852 2149 7094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 1.01 - Entry into a Material Definitive Agreement

On June 29, 2018, Algae Resource Holdings, Inc., a Nevada corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with China Undeveloped Area Investment Fund Ltd. ("Purchaser"), a company owned and controlled by Mr. Chester Chak Yuen CHAN, pursuant to which the Company agreed to sell an aggregate of 3,000,000 newly issued shares of the Company's common stock, $0.001 par value per share (the "Common Stock") at a purchase price of $0.02 per share (the "Private Placement"). The gross proceeds of the Private Placement of $60,000 is to be used for working capital. The Private Placement closed on July 2, 2018. The Private Placement was approved by the non-interested members of the Company.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to this Current Report on Form 8-K and incorporated herein by reference.

Section 3.02 - Unregistered Sale of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the offer and sale of the shares of Common Stock to the Purchasers pursuant to the Purchase Agreement is incorporated herein by reference. The shares of Common Stock issued and sold under the Purchase Agreement as described in Item 1.01 were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2018	ALGAE RESOURCE HOLDINGS INC.

By: /s/ Dr. Chester Chak Yuen Chan
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Name: Dr. Chester Chak Yuen Chan
Title: Secretary and Director